Exhibit 10.1

EXECUTION VERSION

364-DAY TERM CREDIT AGREEMENT

dated as of September 16, 2024,

among

SONOCO PRODUCTS COMPANY,

as the Borrower,

the Lenders party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

GOLDMAN SACHS BANK USA,

RBC CAPITAL MARKETS1,

BOFA SECURITIES, INC.

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION

and

TD BANK, N.A.,

as Co-Documentation Agents

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

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5.05	Financial Statements; No Internal Control Event	52
5.06	Litigation	53
5.07	No Default	53
5.08	Ownership of Property	53
5.09	Environmental Compliance	53
5.10	Insurance	53
5.11	Taxes	54
5.12	ERISA Compliance	54
5.13	Margin Regulations; Investment Company Act	55
5.14	Disclosure	55
5.15	Compliance with Laws	55
5.16	Intellectual Property; Licenses, Etc	55
5.17	OFAC; Anti-Corruption Laws	56
5.18	Affected Financial Institutions	56
5.19	Solvency	56

ARTICLE VI	AFFIRMATIVE COVENANTS	56

6.01	Financial Statements	56
6.02	Certificates; Other Information	57
6.03	Notices	59
6.04	Payment of Obligations	59
6.05	Preservation of Existence, Etc	59
6.06	Maintenance of Properties	59
6.07	Maintenance of Insurance	60
6.08	Compliance with Laws	60
6.09	Books and Records	60
6.10	Inspection Rights	60
6.11	Use of Proceeds	60
6.12	Anti-Corruption Laws	60

ARTICLE VII	NEGATIVE COVENANTS	61

7.01	Liens	61
7.02	Indebtedness	62
7.03	Fundamental Changes	63
7.04	[Reserved]	63
7.05	Transactions with Affiliates	63
7.06	Use of Proceeds	63
7.07	Minimum Book Net Worth	64
7.08	Minimum Consolidated Interest Coverage Ratio	64
7.09	Sanctions; Anti-Corruption Laws	64

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	64

8.01	Events of Default	64
8.02	Remedies Upon Event of Default	66
8.03	Application of Funds	67

ARTICLE IX	ADMINISTRATIVE AGENT	68

9.01	Appointment and Authority	68
9.02	Rights as a Lender	68
9.03	Exculpatory Provisions	68
9.04	Reliance by Administrative Agent	70

9.05	Delegation of Duties	70
9.06	Resignation of Administrative Agent	70
9.07	Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders	71
9.08	No Other Duties; Etc	72
9.09	Administrative Agent May File Proofs of Claim	72
9.10	Certain ERISA Matters	73
9.11	Recovery of Erroneous Payments	74
9.12	Posting of Communications	75

ARTICLE X	MISCELLANEOUS	76

10.01	Amendments, Etc	76
10.02	Notices; Effectiveness; Electronic Communication	77
10.03	No Waiver; Cumulative Remedies; Enforcement	78
10.04	Expenses; Indemnity; Limitation of liability	79
10.05	Payments Set Aside	81
10.06	Successors and Assigns	81
10.07	Treatment of Certain Information; Confidentiality	86
10.08	Right of Setoff	87
10.09	Interest Rate Limitation	87
10.10	Integration; Effectiveness	87
10.11	Survival	88
10.12	Severability	88
10.13	Replacement of Lenders	88
10.14	Governing Law; Jurisdiction; Etc	89
10.15	Waiver of Jury Trial	90
10.16	USA PATRIOT Act Notice	91
10.17	No Advisory or Fiduciary Responsibility	91
10.18	Counterparts; Electronic Execution; Electronic Records	92
10.19	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	92
10.20	Acknowledgement Regarding Any Supported QFCs	93

SCHEDULES

2.01	Commitments
7.01	Existing Liens
10.02	Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	[Reserved]
C	Note
D	Notice of Loan Prepayment
E	Solvency Certificate
F	Compliance Certificate
G	Assignment and Assumption
H	U.S. Tax Compliance Certificates
I	Voting Participant Notification

364-DAY TERM CREDIT AGREEMENT dated as of September 16, 2024 (this “Agreement”), among SONOCO PRODUCTS COMPANY, a South Carolina corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders make Loans to the Borrower, and the Lenders have agreed to make such Loans to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2023 Term Loan Credit Agreement” means the Credit Agreement dated as of August 7, 2023, among the Borrower, CoBank, as administrative agent, and the lenders from time to time party thereto.

“Acquired Company” means Titan Holdings I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, having its registered office at Keizersgracht 555, 1017 DR Amsterdam, the Netherlands, and registered with the Dutch trade register under registration number 82439613.

“Acquired Group” means the Acquired Company and its Subsidiaries.

“Acquired Group Credit Facilities Refinancing” has the meaning specified in the definition of the term “Acquired Group Refinancing”.

“Acquired Group Refinancing” means (a) the repayment in full of all Indebtedness outstanding under the Senior Facilities Agreement, dated as of July 15, 2021, by and among Titan Holdings II B.V., as parent, Kouti B.V., as bidco, the Mandated Lead Arrangers party thereto, Barclays Bank PLC, as agent, and Deutsche Bank AG, London Branch, as security agent, and the termination of all commitments thereunder, the cancellation or termination of all letters of credit outstanding thereunder, or the cash collateralization or backstop thereof in a manner reasonably satisfactory to the issuing bank thereof, and the release of all Guarantees and Liens created pursuant thereto or the making of arrangements reasonably satisfactory to the Administrative Agent for the release thereof (the “Acquired Group Credit Facilities Refinancing”) and (b) the redemption, repurchase or discharge of the entire outstanding principal amount of the 5.125% Senior Notes due 2029 of Titan Holdings II B.V., and the release of all Guarantees and Liens created pursuant thereto or the making of arrangements reasonably satisfactory to the Administrative Agent for the release thereof.

“Acquisition” means the acquisition by the Borrower of all of the issued and outstanding Equity Interests in the Acquired Company pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Equity Purchase Agreement among the Borrower, the Seller and the Acquired Company, to be entered into by such Persons pursuant to the Put Option Agreement.

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“Acquisition Documents” means the Acquisition Agreement, the Put Option Agreement, all annexes, exhibits, schedules, disclosure letters and ancillary agreements referred to in the Put Option Agreement or in the Acquisition Agreement and all related documents.

“Acquisition Documents Representations” means the representations and warranties made by or with respect to the Seller or the Acquired Group in the Acquisition Documents as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower has (or an Affiliate of the Borrower has) the right (taking into account any applicable cure provisions) to decline to consummate the Acquisition or to terminate its (or such Affiliate’s) obligations under the Acquisition Documents as a result of the breach of such representations and warranties in the Acquisition Documents.

“Additional Specified Asset Sale” means the sale, transfer or other disposition of all or a substantial portion of the assets of, or of the Equity Interests of Subsidiaries holding the assets of, the Thermoformed and Flexibles Packaging business unit of the Borrower and its Subsidiaries.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Administrative Agent” means JPMorgan (or any of its designated branch offices or Affiliates), in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the administrative agent fee letter dated September 6, 2024, between JPMorgan and the Borrower, relating to the credit facility established hereunder.

“Administrative Agent’s Account” means such account of the Administrative Agent as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all the Lenders at such time. The Aggregate Commitments as of the Closing Date are $1,500,000,000.

“Agreed Stock Consideration Amount” means the amount of the Agreed Stock Consideration Value (as defined in the Form Acquisition Agreement) on the first date on which the amount thereof (as determined in accordance with the definition of such term set forth in the Form Acquisition Agreement, but disregarding any reduction thereof effected by the Borrower, including pursuant to Section 2.5 of the Acquisition Agreement) is more than €0 (such date, the “ASCV Reduction Date”).

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“Agreement” has the meaning specified in the preamble hereto.

“Ancillary Document” has the meaning specified in Section 10.18.

“Applicable Percentage” means, with respect to any Lender at any time, (a) at any time on or prior to the funding of the Loans on the Funding Date, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time and (b) at any time thereafter, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of the Loans held by such Lender at such time.

“Applicable Rate” means, for any day, with respect to any Term SOFR Loan, any Daily Simple SOFR Loans (if applicable pursuant to Section 3.03) or any Base Rate Loan, or with respect to the Ticking Fees payable hereunder, the applicable rate per annum set forth below under the caption “Term SOFR/Daily Simple SOFR Loans”, “Base Rate Loans” or “Ticking Fee”, as the case may be, based upon the Debt Rating by S&P, Moody’s and Fitch applicable on such date:

Pricing Level	Debt Ratings (S&P/Moody’s/Fitch)	Ticking Fee	Term SOFR/Daily Simple SOFR Loans	Base Rate Loans
I	> A-/A3/A-	N/A	1.000%	0.000%
II	BBB+/Baa1/BBB+	N/A	1.125%	0.125%
III	BBB/Baa2/BBB	N/A	1.250%	0.250%
IV	BBB-/Baa3/BBB-	0.175%	1.375%	0.375%
V	< BB+/Ba1/BB+	0.250%	1.625%	0.625%

; provided that (x) for each Pricing Level, each of the interest rate spreads set forth in the table above will increase by 0.25% per annum on the 270th day after the Funding Date and (y) prior to the end of the first full fiscal quarter of the Borrower ending after the Funding Date, in no event shall any Pricing Level numerically lower than Pricing Level IV apply (with Pricing Level I being numerically lower than Pricing Level V).

Each change in the Applicable Rate resulting from a publicly announced change in any Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the third Business Day following the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(c) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the third Business Day following the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

For purposes of the foregoing, (a)(i) if a Debt Rating is issued by each of S&P, Moody’s and Fitch and the Debt Ratings fall within different Pricing Levels, then (A) if any two Debt Ratings are at the same Pricing Level, then such Pricing Level shall apply and (B) if no two Debt Ratings are at the same Pricing Level, then the Pricing Level in the middle of the distribution of the three Debt Ratings shall apply and (ii) if a Debt Rating is issued by only two of S&P, Moody’s and Fitch, then the numerically lower Pricing Level (with Pricing Level I being numerically lower than Pricing Level V) shall apply, unless there is a split in Debt Ratings of more than one Pricing Level, in which case the Pricing Level that is one level numerically lower than the Pricing Level corresponding to the higher Debt Rating shall apply; provided that, with respect to this clause (a), in no event shall any Pricing Level numerically lower than Pricing Level IV apply to the Ticking Fee, (b) if any two of S&P, Moody’s or Fitch shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then one of such rating agencies shall be deemed to have issued a Debt Rating corresponding to Pricing Level V, and (c) if none of S&P, Moody’s and Fitch shall have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then Pricing Level V shall apply. If the rating system of S&P, Moody’s or Fitch shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined, with respect to the Debt Rating issued by such rating agency, by reference to the Debt Rating issued by such rating agency most recently in effect prior to such change or cessation.

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“Approved Electronic Platform” has the meaning specified in Section 9.12(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, MSSF, Goldman Sachs Bank USA, RBC Capital Markets, BofA Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger and joint bookrunner for the credit facility established hereunder.

“Arranger Fee Letter” means the arranger fee letter dated September 6, 2024, among JPMorgan, MSSF and the Borrower, relating to the credit facility established hereunder.

“ASCV Reduction Date” has the meaning specified in the definition of the term “Agreed Stock Consideration Amount”.

“ASCV Reduction Amount” means the excess of the Agreed Stock Consideration Amount over €0.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year of the Borrower and its Subsidiaries then ended, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For the purpose of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest with respect to the Adjusted Term SOFR pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement with respect thereto has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date, have occurred with respect to the Term SOFR or the then-current Benchmark, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).

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“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the Adjusted Daily Simple SOFR; or

(b) the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) above or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or clause (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Book Net Worth” means, at any time, the sum of the following for the Borrower and its Subsidiaries on a consolidated basis: (a) common and preferred Equity Interests; (b) capital in excess of stated value (paid in capital); and (c) retained earnings, as determined in accordance with GAAP; provided that (i) the effect of any changes to GAAP shall be eliminated, (ii) non-cash asset impairment and goodwill charges shall be excluded and (iii) non-cash settlement expenses and other non-cash charges related to the Borrower’s U.S. Pension Plan termination process (net of related tax benefits or charges) shall be excluded.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, having the same Interest Period.

“Bridge Commitment Letter” means the commitment letter dated the Signing Date (together with all exhibits and annexes thereto), among JPMorgan, MSSF and the Borrower, relating to the Bridge Facility.

“Bridge Facility” means a senior unsecured 364-day bridge loan facility of the Borrower in an aggregate principal amount of up to $1,800,000,000 (originally, up to $4,000,000,000), to be established in connection with the Acquisition.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, when used in relation to Term SOFR Loans or Daily Simple SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR or Adjusted Daily Simple SOFR or any other dealings of such Loans referencing the Adjusted Term SOFR or Adjusted Daily Simple SOFR, the term “Business Day” shall also exclude any date that is not a U.S. Government Securities Business Day.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Borrower or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means the first date on which all conditions precedent set forth in Section 4.01 are satisfied (or waived in accordance with Section 10.01).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States.

“CoBank Equities” has the meaning specified in the 2023 Term Loan Credit Agreement.

“Code” means the Internal Revenue Code of 1986.

“Co-Documentation Agents” means U.S. Bank National Association and TD Bank, N.A., each in its capacity as a co-documentation agent for the credit facility established hereunder.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower on the Funding Date in a principal amount not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.09(b).

“Commitment Termination Date” means the earliest of (a) the expiration of the put option under the Put Option Agreement in accordance with its terms, or the termination of the Put Option Agreement by the Borrower in a signed writing in accordance with its terms (or the Borrower’s written or publicly announced confirmation of the termination of the Put Option Agreement by any other party thereto), in each case, prior to the execution of the Acquisition Agreement by all the contemplated parties thereto, (b) after the execution of the Acquisition Agreement by all the contemplated parties thereto and prior to the consummation of the Acquisition, the termination of the Acquisition Agreement by the Borrower in a signed writing in accordance with its terms (or the Borrower’s written or publicly announced confirmation of the termination of the Acquisition Agreement by any other party thereto), (c) the consummation of the Acquisition without the use of the Loans, effective immediately upon such consummation, or (d) 11:59 p.m. (New York City time) on the date that is five Business Days after March 21, 2025 (the “Outside Date”); provided that if the Termination Date (as defined in the Form Acquisition Agreement) is extended to June 20, 2025 pursuant to Section 10.1(d) of the Form Acquisition Agreement, the Outside Date shall be automatically extended to June 20, 2025.

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“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by or to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.12, including through an Approved Electronic Platform.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash asset impairment and goodwill charges, (v) non-recurring non-cash charges, expenses or losses of the Borrower or any Subsidiaries for such period (excluding any such charge, expense or loss that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from the calculation of Consolidated EBITDA in the period when such payments are made and (vi) settlement expenses and other non-cash charges related to the Borrower’s U.S. Pension Plan termination process; and minus (b) to the extent included in calculating such Consolidated Net Income, (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (a)(iv) above).

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for such period determined in accordance with GAAP.

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“Consolidated Parties” means a collective reference to the Borrower and its Subsidiaries, and “Consolidated Party” means any one of them.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.20.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SOFR.

“Debt Incurrence” means any incurrence of Indebtedness of the type referred to in clause (a) of the definition of such term by the Borrower or any of its Subsidiaries (including any debt securities convertible into equity securities or hybrid debt-equity securities), other than (a) any Indebtedness of the Borrower or any of its Subsidiaries owed to the Borrower or any of its Subsidiaries, (b) any Indebtedness of the Borrower or any of its Subsidiaries incurred under the Existing Revolving Credit Agreement (or under any amendment thereto or refinancing thereof) in the ordinary course so long as the aggregate committed amount thereof and, without duplication, outstanding amount thereunder does not exceed $1,250,000,000, (c) Capital Leases, letter of credit and purchase money and equipment financings, in each case, in the ordinary course of business, (d) working capital facilities of Subsidiaries that are not Domestic Subsidiaries, (e) Indebtedness of the Acquired Group incurred prior to the Funding Date as permitted pursuant to the Acquisition Documents, (f) Indebtedness incurred to refinance any Existing Senior Notes or all or any portion of the term loans outstanding under the 2023 Term Loan Credit Agreement or the July 2024 Term Facility, in each case, within 18 months of the stated maturity thereof in an aggregate principal amount not to exceed the principal amount so refinanced (plus interest and premium owing thereon and fees and expenses relating thereto), (g) credit facilities provided by Farm Credit Lenders to refinance all or any portion of the term loans outstanding under the 2023 Term Loan Credit Agreement, in an aggregate principal amount not to exceed the principal amount so refinanced (plus interest and premium owing thereon and fees and expenses relating thereto), (h) the Bridge Facility, (i) the July 2024 Term Facility and (j) other Indebtedness in an aggregate principal amount not to exceed $75,000,000.

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“Debt Rating” means, in reference to S&P, Moody’s or Fitch as of any date, the rating by S&P, Moody’s or Fitch, as the case may be, of the Borrower’s non-credit-enhanced, senior unsecured long-term debt in effect on such date.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) other than via an Undisclosed Administration, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

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“Designated Jurisdiction” means any country, region or territory where the Borrower or any of its Subsidiaries is prohibited by Law from doing business or where the business being conducted by the Borrower or any of its Subsidiaries would subject such Person to Sanctions (including, but not limited to, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine).

“Disclosure Letter” means the Disclosure Letter in the form attached to the Put Option Agreement as in effect on the Signing Date.

“Disposition” means (a) any sale, transfer or other disposition (including by way of merger, consolidation or Division) of any asset or property of the Borrower or any of its Subsidiaries (including any issuance or sale of Equity Interests in any Subsidiary to a Person other than the Borrower or any of its Subsidiaries) in each case, not in the ordinary course of business, but excluding (i) any sale, transfer or other disposition between or among the Borrower and its Subsidiaries, (ii) any casualty or condemnation event or (iii) other dispositions the Net Cash Proceeds of which do not exceed $75,000,000 in the aggregate, (b) any Specified Asset Sale and (c) any Additional Specified Asset Sale.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” shall have the meanings assigned to such term by 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower of any Equity Interests in the Borrower (including any securities convertible or exchangeable into or exercisable for Equity Interests or other equity-linked securities), other than (a) issuances pursuant to employee stock plans or other benefit or employee incentive arrangements, (b) any issuance of Equity Interests pursuant to the exercise of options or warrants and (c) Equity Interests issued or transferred directly (and not constituting cash proceeds of any issuance of such Equity Interests) as consideration in connection with any acquisition by the Borrower or its Subsidiaries, including pursuant to the Acquisition Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the single currency of Participating Member States of the European Union.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreements” means (a) the Existing Revolving Credit Agreement, (b) the 2023 Term Loan Credit Agreement and (c) the July 2024 Term Loan Credit Agreement.

“Existing Revolving Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 3, 2024, among the Borrower, Bank of America, N.A., as the administrative agent, the swing line lender and the letter of credit issuer, and the lenders from time to time party thereto.

“Existing Senior Notes” means the $400,000,000 aggregate principal amount of 1.80% senior unsecured notes due February 2025, the $300,000,000 aggregate principal amount of 2.25% senior unsecured notes due February 2027, the $500,000,000 aggregate principal amount of 2.85% senior unsecured notes due February 2032, the $600,000,000 aggregate principal amount of 3.125% senior unsecured notes due May 2030 and the $600,000,000 aggregate principal amount of 5.75% senior unsecured notes due November 2040, each issued by the Borrower prior to the date hereof.

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“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Closing Date, as of the date of the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Form Acquisition Agreement” means the form of the Acquisition Agreement attached as Appendix 1 to the Put Option Agreement (as the Put Option Agreement is in effect on the Signing Date).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the first date, on or after the Closing Date, on which all conditions precedent set forth in Section 4.02 are satisfied (or waived in accordance with Section 10.01).

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Granting Lender” has the meaning specified in Section 10.06(g).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- or poly-fluorinated substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)             net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)             indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)             Capital Leases; and

(g)            all Guarantees of such Person in respect of any of the foregoing.

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For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 3.03), each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in the applicable Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)            no tenor that has been removed from this definition pursuant to Section 3.03(b)(iv) shall be available for specification in a Loan Notice; and

(d)            no Interest Period shall extend beyond the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws that has resulted in or could reasonably be expected to result in a misstatement, in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders of (a) covenant compliance calculations provided hereunder or (b) the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a consolidated basis that has not been (x) disclosed to the Administrative Agent, who in turn discloses such material weaknesses to the Lenders, and (y) remedied or otherwise diligently addressed (or is in the process of being diligently addressed) by the Borrower in accordance with recommendations made by the Borrower’s auditors in consultation with the Borrower.

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“IRS” means the United States Internal Revenue Service.

“July 2024 Term Loan Credit Agreement” means the Term Credit Agreement dated as of July 12, 2024, among the Borrower, the lenders party thereto and JPMorgan, as administrative agent.

“July 2024 Term Facility” means a senior unsecured term loan “A” facility in an aggregate principal amount of up to $700,000,0000 established under the July 2024 Term Loan Credit Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each of the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, each Co-Documentation Agent, each Lender and each Related Party of any of the foregoing Persons.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note (other than for purposes of Section 10.01) and any amendments, modifications or supplements hereto.

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“Loan Notice” means a notice of (a) the borrowing of the Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Maturity Date” means the date that is 364 days after the Funding Date; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“MSSF” means Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)             with respect to any Disposition, the excess, if any, of (i) the cash actually received by the Borrower or its Subsidiaries in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), over (ii) the sum of (A) payments made to retire any Indebtedness that is secured by any assets disposed of pursuant to such Disposition and that is required to be repaid in connection with such Disposition (for the avoidance of doubt, this clause (A) shall not apply to Indebtedness under any of the Existing Credit Agreements), (B) the reasonable fees, costs and expenses incurred by the Borrower or any of its Subsidiaries in connection therewith (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) Taxes reasonably estimated to be payable in connection with such Disposition (including sales, use and other transfer Taxes and deed or mortgage recording Taxes), (D) the amount of reserves established by the Borrower or any of its Subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price in respect of such Disposition in accordance with GAAP, provided that if the amount of such reserves exceeds the required amount thereof, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds, and (E) in the case of a Divestiture Sale (as defined in the Disclosure Letter), the portion of the cash proceeds thereof that are required to be paid to the Seller pursuant to Section 7.28 of the Disclosure Letter; provided that, other than with respect to Net Cash Proceeds from any Specified Asset Sale or any Additional Specified Asset Sale, so long as no Event of Default has occurred and is continuing, the Borrower may give written notice to the Administrative Agent that the Borrower or its Subsidiaries intend to reinvest such Net Cash Proceeds in the business of the Borrower and its Subsidiaries within 180 days of receipt thereof (or within 270 days of receipt thereof, to the extent committed to be reinvested within 180 days of receipt of such proceeds), and such Net Cash Proceeds (or the portion thereof specified in such notice) shall not constitute Net Cash Proceeds for purposes of Sections 2.05(b) and 2.06(c); provided, further, that if such Net Cash Proceeds are not so reinvested within such 180-day period (or, as applicable, 270-day period), the portion thereof not so reinvested shall then be deemed to have been received by the Borrower and its Subsidiaries and shall be subject to Sections 2.05(b) and 2.06(c) (and may not be further reinvested in accordance with this proviso);

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(b) with respect to any Debt Incurrence, the excess, if any, of (i) the cash actually received by the Borrower or its Subsidiaries in connection therewith (or for purposes of reductions of Commitments under Section 2.06(c), received into escrow) over (ii) the underwriting or issuance discounts, commissions, fees and other reasonable expenses incurred by the Borrower or any of its Subsidiaries in connection therewith; and

(c) with respect to any Equity Issuance, the excess, if any, of (i) the cash actually received by the Borrower or any of its Subsidiaries in connection therewith over (ii) the underwriting or issuance discounts, commissions, fees and other reasonable expenses incurred by the Borrower or its Subsidiaries in connection therewith;

provided, that (x) in the case of each of clauses (a), (b) and (c) above, if at the time of receipt of such Net Cash Proceeds, any commitments are in effect or loans are outstanding under the Bridge Facility, and such commitments or loans are, pursuant to the terms of the Bridge Commitment Letter or the definitive documentation for the Bridge Facility, required to be reduced or prepaid by the amount of such Net Cash Proceeds, then, to the extent of the amount of such required reduction or prepayment under the Bridge Facility, such Net Cash Proceeds shall not constitute Net Cash Proceeds hereunder and shall not be subject to the mandatory prepayment of Loans or reduction of Commitments set forth in Sections 2.05(b) and 2.06(c), as applicable, and (y) in the case of clause (a) above solely with respect to any Net Cash Proceeds of any Specified Asset Sale, if at the time of receipt of such Net Cash Proceeds, any commitments are in effect or loans are outstanding under the July 2024 Term Facility, and such commitments or loans are, pursuant to the terms of the July 2024 Term Loan Credit Agreement, required to be reduced or prepaid by the amount of such Net Cash Proceeds, then, to the extent of the amount of such required reduction or prepayment under the July 2024 Term Facility, such Net Cash Proceeds shall not constitute Net Cash Proceeds hereunder and shall not be subject to the mandatory prepayment of Loans or reduction of Commitments set forth in Sections 2.05(b) and 2.06(c), as applicable. The Borrower agrees that, with respect to any Net Cash Proceeds of any Additional Specified Asset Sale, the Borrower shall not exercise any right it might have under the Bridge Commitment Letter or the definitive documentation for the Bridge Facility to eliminate or delay the application thereof to reduce or prepay commitments or loans under the Bridge Facility on account of the actual or planned reinvestment of such Net Cash Proceeds.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit C.

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“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; and (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

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“Organization Documents” means (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning specified in Section 10.16.

“Payment” has the meaning specified in Section 9.11(a).

“Payment Notice” has the meaning specified in Section 9.11(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

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“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Put Option Agreement” means the Offer Letter dated as of the Signing Date, from the Borrower to the Seller and the Acquired Company.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.20.

“Qualifying Loan Facility” means any credit facility (including any tranche of any credit facility) that is entered into by the Borrower or any of its Subsidiaries for the stated purpose of providing financing, or any portion thereof, for the Acquisition or the Acquired Group Credit Facilities Refinancing (other than the Bridge Facility, the July 2024 Term Facility or the credit facility established under this Agreement); provided that the definitive credit or similar agreement with respect thereto has become effective and the conditions precedent to funding thereunder are no less favorable to the Borrower or are more favorable to the Borrower than the conditions set forth in the Bridge Commitment Letter to the funding of the Bridge Facility, as reasonably determined by the Borrower.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Reduction/Prepayment Event” means:

(a)           any Disposition;

(b)           entry into any Qualifying Loan Facility;

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(c)           any Debt Incurrence (without duplication of clause (b) above or clause (d) below);

(d)           any Equity Issuance; and

(e)           the occurrence of the ASCV Reduction Date.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (c) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means (a) at any time on or prior to the funding of the Loans on the Funding Date, Lenders having Commitments representing more than 50% of the Aggregate Commitments at such time, and (b) at any time thereafter, Lenders holding Loans representing more than 50% of the aggregate principal amount of the Loans then outstanding. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 10.06(h) as to such matter.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Without limiting the representations and warranties of the Borrower under the Loan Documents, any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

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“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor to its rating agency business.

“Sanctions” means any international economic or financial sanction or trade embargo administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, any EEA Member Country, or His Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Seller” means Titan Holdings Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, its registered office address at Keizersgracht 555, 1017 DR Amsterdam, the Netherlands, and registered in the Dutch trade register under number 862470894.

“Signing Date” means June 22, 2024.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPC” has the meaning specified in Section 10.06(g).

“Specified Asset Sale” means the sale, transfer or other disposition of all or a substantial portion of the assets of, or of the Equity Interests of Subsidiaries holding the assets of, any of the Sonoco ThermoSafe, Industrial Plastic and Paperboard Specialties business units of the Borrower and its Subsidiaries.

“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a) (with respect to the Borrower only), 5.01(b)(ii) (with respect to the requisite corporate power and authority only), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.13, 5.17 (solely with respect to the use of the proceeds of the Loans) and 5.19.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning specified in Section 10.20.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward interest or exchange rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) (i.e. the current fair market value) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means MSSF, in its capacity as syndication agent for the credit facility established hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate (other than pursuant to clause (c) of the definition of Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

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“Threshold Amount” means $100,000,000.

“Ticking Fee” has the meaning specified in Section 2.09(a).

“Ticking Fee Accrual Period” has the meaning specified in Section 2.09(a).

“Total Assets” means, at any time, all items which would, in accordance with GAAP, be classified as assets (other than intangible assets) on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Transactions” means (a) the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof, (b) the Acquisition, (c) the Acquired Group Refinancing and (d) the payment of fees and expenses in connection with the foregoing.

“Type” means with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Base Rate), Adjusted Daily Simple SOFR (if applicable pursuant to Section 3.03) or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the Law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable Law requires that such appointment not be disclosed; provided that in any such case, such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or any applicable Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.20.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Participant” has the meaning specified in Section 10.06(h).

“Voting Participant Notification” has the meaning specified in Section 10.06(h).

“Voting Participation Seller” has the meaning specified in Section 10.06(h).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02         Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03         Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that, for purposes of Sections 7.07 and 7.08, the effect of any changes to GAAP shall be eliminated without the need for an amendment as referenced above, and such calculations shall continue to be computed in accordance with GAAP prior to such change therein. For purposes of determining compliance with any covenant contained herein, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

1.04         Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05         Interest Rates; Benchmark Notification.

The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no Liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.06         Effectuation of Transactions. All references herein to the Borrower and the Subsidiaries on the Funding Date shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower contained in this Agreement on the Funding Date shall be deemed made, in each case, after giving effect to the Transactions to occur on the Funding Date, unless the context otherwise requires.

1.07         Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in connection with any extension, replacement, renewal or refinancing of any Loans hereunder, any Lender may, with the consent of the Borrower, elect to accept any other Indebtedness permitted by the terms of this Agreement in lieu of all or any part of such Lender’s Applicable Percentage or other applicable share of any payment hereunder with respect to such Loans, it being agreed that (a) such acceptance shall not be subject to any requirement hereunder or under any other Loan Document that such payment be made “in Dollars”, “in the currency”, “in the applicable currency”, “in immediately available funds”, “in like funds”, “in cash” or any other similar requirement and (b) notice of such acceptance shall be provided to the Administrative Agent and, if such other Indebtedness is in the form of Loans, the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Administrative Agent.

1.08         Exchange Rates. For purposes of determining the amount of any prepayment of Loans required to be made pursuant to Section 2.05(b) or the amount of any reduction of Commitments required to be made pursuant to Section 2.06(c), (a) the Dollar equivalent of any Net Cash Proceeds or, in the case of a Qualifying Loan Facility, commitments denominated in a currency other than Dollars will be determined based on exchange rates quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto) for such foreign currency, as in effect at the close of business on the first Business Day preceding the date of receipt by the Borrower or its Subsidiaries of such Net Cash Proceeds (or the effectiveness of such commitments, as applicable) and (b) the Dollar equivalent of the Agreed Stock Consideration Amount shall be determined based on the exchange rate set forth in the definition of the term “Agreed Stock Consideration Value” set forth in the Form Acquisition Agreement.

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Article II
THE COMMITMENTS AND BORROWINGS

2.01         Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each, a “Loan”) to the Borrower in a single draw on the Funding Date in Dollars and in an amount not to exceed such Lender’s Commitment. Amounts repaid on the Loans may not be reborrowed. Subject to Section 3.03, the Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)           The borrowing of Loans, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (i) two (2) U.S. Government Securities Business Days prior to the requested date of any borrowing of, conversion to or continuation of Term SOFR Loans and (ii) on the requested date of any borrowing of or conversion to Base Rate Loans. Each borrowing of, conversion to or continuation of Term SOFR Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that a continuation of an outstanding Term SOFR Borrowing may be in a principal amount that is equal to such outstanding Borrowing. Each borrowing of or conversion to Base Rate Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting the borrowing of Loans, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date (which shall be a Business Day) of the borrowing, conversion or continuation, as the case may be, (iii) the aggregate principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) in the case of a borrowing of Loans, the location and number of the account to which funds are to be disbursed (which, if not an account of the Borrower located in the United States, shall be reasonably acceptable to the Administrative Agent). In the case of any conversion or continuation of any Loans, such conversion or continuation shall apply to Loans comprising the same existing Borrowing, it being understood that the Borrower may elect different conversion or continuation options with respect to different portions of the affected existing Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of any Term SOFR Loans, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a borrowing of, a conversion to, or a continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. The Loan Notice delivered with respect to the borrowing of Loans on the Funding Date may, at the Borrower’s option, be conditioned on the consummation (or substantially concurrent consummation) of the Acquisition on such date, in which case such Loan Notice may be withdrawn by the Borrower by e-mail notice to the Administrative Agent if such condition is not satisfied (which must be received by the Administrative Agent not later than the time by which the Lenders are required to make available to the Administrative Agent their respective Loans as set forth below).

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(b)           Following receipt of a Loan Notice requesting the borrowing of Loans, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Account not later than 10:00 a.m. (New York City time) on the Business Day specified in the applicable Loan Notice (or, in the case of a Base Rate Loan the Loan Notice for which shall be delivered after 8:00 a.m. (New York City time) on such Business Day, not later than two hours after the delivery of such Loan Notice). The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account set forth in the applicable Loan Notice.

(c)           Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

2.03         [Reserved].

2.04         [Reserved].

2.05         Prepayments.

(a)            The Borrower may, upon delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay any Borrowing in whole or in part, without premium or penalty; provided that (i) such Notice of Loan Prepayment must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (A) two (2) U.S. Government Securities Business Days prior to any date of prepayment of any Term SOFR Borrowing, (B) five (5) U.S. Government Securities Business Days prior to any date of prepayment of any Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 3.03) and (C) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of any Term SOFR Borrowing or Daily Simple SOFR Borrowing shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and any prepayment of any Base Rate Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each Notice of Loan prepayment shall specify the date and amount of such prepayment and the Borrowing or Borrowings to be prepaid.

(b)            In the event and on each occasion that, after the making of the Loans on the Funding Date, the Borrower or any Subsidiary receives any Net Cash Proceeds in respect of any Reduction/Prepayment Event, the Borrower shall, on or prior to the third Business Day after such Net Cash Proceeds are received (including, for the avoidance of doubt, deemed receipt thereof in accordance with the definition of the term “Net Cash Proceeds”) by the Borrower or any Subsidiary, prepay Borrowings in an amount equal to the lesser of (i) the aggregate principal amount of Loans then outstanding and (ii) 100% of such Net Cash Proceeds. The Borrower shall provide the Administrative Agent with prompt written notice of any Reduction/Prepayment Event (or any other event specified in the definition of the term “Net Cash Proceeds”) giving rise to a mandatory prepayment of Loans pursuant to this Section 2.05(b), specifying the date and amount of such prepayment (and including a calculation in reasonable detail of the amount of such Net Cash Proceeds) and the Borrowing or Borrowings to be prepaid.

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(c)           The Administrative Agent will promptly notify each Lender of its receipt of any notice under Section 2.05(a) or 2.05(b), and of the amount of such Lender’s Applicable Percentage of such prepayment. If any such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, subject to Section 3.05, in the case of any prepayment under Section 2.05(a), such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of Loans shall be accompanied by all accrued interest on the amount prepaid. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

2.06         Termination or Reduction of Commitments. (a) Unless previously terminated, the Commitment of each Lender shall automatically terminate upon the earlier of (i) the funding by such Lender of its Loan on the Funding Date and (ii) the Commitment Termination Date. The Borrower shall provide the Administrative Agent with prompt written notice of the occurrence of the Commitment Termination Date.

(b)           The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. (New York City time) one (1) Business Day prior to the date of termination or reduction (or such later time as shall be reasonably acceptable to the Administrative Agent) and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

(c)           In the event and on each occasion that, after the Closing Date and prior to the termination of all the Commitments, the Borrower or any Subsidiary receives Net Cash Proceeds in respect of any Reduction/Prepayment Event (or (i) in the case of clause (b) of the definition of such term, the definitive credit or similar agreement in respect of any Qualifying Loan Facility becomes effective or (ii) in the case of clause (e) of the definition of such term, the ASCV Reduction Date occurs), the Commitments shall automatically and permanently be reduced by an amount equal to 100% of such Net Cash Proceeds (or by the amount of the commitments under such Qualifying Loan Facility or the ASCV Reduction Amount, as applicable (the amount of such commitments or the ASCV Reduction Amount being referred to as the “Non-Cash Reduction Amount”)) (or if less, by an amount equal to the Commitments then outstanding), with such reduction to be effective on the date of the receipt (including, for the avoidance of doubt, deemed receipt thereof in accordance with the definition of the term “Net Cash Proceeds”) of such Net Cash Proceeds by the Borrower or any Subsidiary (or on the date of effectiveness of the definitive credit or similar agreement in respect of such Qualifying Loan Facility or on the ASCV Reduction Date, as applicable). The Borrower shall provide the Administrative Agent with prompt written notice of any Reduction/Prepayment Event (or any other event specified in the definition of the term “Net Cash Proceeds”) giving rise to a mandatory reduction of the Commitments pursuant to this Section 2.06(c), specifying the date and amount of such reduction (and including a calculation in reasonable detail of the amount of such Net Cash Proceeds or Non-Cash Reduction Amount, as applicable). Notwithstanding the foregoing, if at the time of the occurrence of a Reduction/Prepayment Event described in clause (b) or (e) of the definition of such term, any commitments are in effect under the Bridge Facility, and such commitments are, pursuant to the terms of the Bridge Commitment Letter or the definitive documentation for the Bridge Facility, required to be reduced by the amount of the applicable Non-Cash Reduction Amount, then, to the extent of the amount of such required reduction under the Bridge Facility, no reduction of the Commitments under this Section 2.06(c) shall occur on account of such Non-Cash Reduction Amount.

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(d)            The Administrative Agent will promptly notify each Lender of its receipt of any notice under Section 2.06(b) or 2.06(c) and, in the case of a partial reduction, of the amount of such Lender’s Applicable Percentage of such reduction. Any notice given by the Borrower pursuant to Section 2.06(b) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified termination or reduction date) if such condition is not satisfied. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All unpaid Ticking Fees accrued until the effective date of any termination or reduction of the Aggregate Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be paid on the effective date of such termination or reduction.

2.07         Repayment of Loans.

The Borrower shall repay to the Administrative Agent, for the account of each Lender, on the Maturity Date the aggregate principal amount of all Loans of such Lender outstanding on such date.

2.08         Interest.

(a)            Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Daily Simple SOFR Loan, if applicable pursuant to Section 3.03, shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(b)           (i)             If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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2.09         Fees.

(a)           Ticking Fee.          The Borrower shall pay to the Administrative Agent, for the account of each Lender, a ticking fee (the “Ticking Fee”) in Dollars at a rate per annum equal to the Applicable Rate on the daily amount of such Lender’s Commitment, accruing from and including (i) the date that is 90 days following the Signing Date and to but excluding the earlier of (A) the Funding Date and (B) the Commitment Termination Date (such period, the “Ticking Fee Accrual Period”), which Ticking Fee shall be fully earned as accrued and shall be due and payable on the last day of the Ticking Fee Accrual Period.

(b)            Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) in Dollars in an amount equal to 0.125% of the amount of such Lender’s Commitment on the earlier of (i) the Funding Date (for the purposes of this clause (i), with the amount of such Lender’s Commitment on the Funding Date being determined immediately prior to (and giving effect to any reduction in the amount of such Lender’s Commitment occurring on the Funding Date but immediately prior to) the funding of the Loans on the Funding Date) and (ii) December 31, 2024.

(c)            Duration Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, on the date that is 270 days following the Funding Date, or, if such date is not a Business Day, on the first succeeding Business Day after such date, a duration fee in Dollars in an amount equal to 0.50% of the aggregate principal amount of such Lender’s Loans outstanding on such date.

(d)            Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Administrative Agent Fee Letter.

(e)            Fees Generally. Once paid, fees shall not be refundable for any reason whatsoever.

2.10         Computation of Interest and Fees.

All computations of interest for Base Rate Loans (when Base Rate is determined by reference to the Prime Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11         Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

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2.12         Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Account in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein; provided that payments pursuant to Sections 3.01, 3.04, 3.05 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of each payment received by the Administrative Agent for the account of the Lenders in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after such time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definitions of “Interest Period” and “Maturity Date”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii)           Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice by the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.06(b) shall be conclusive, absent manifest error.

(c)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(d)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13         Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as in effect from time to time) (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

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The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14         [Reserved].

2.15         [Reserved].

2.16         Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)           Fees. The Ticking Fee shall cease to accrue on the Commitment of such Defaulting Lender and no Commitment Fee shall be payable to such Defaulting Lender.

(iii)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loan was made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders ratably. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be appropriate in connection with such Lender ceasing to be a Defaulting Lender, whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender and (ii) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 10.01 and this Section 2.16 during such period shall be binding on it; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)            If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)          If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)            Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnification.

(i)            The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)           Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed copies of IRS Form W-8ECI;

(III)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

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(IV)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)            Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

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(g)           Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02         Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or the Term SOFR, or to determine or charge interest rates based upon SOFR or the Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert, as elected by the Borrower, all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or the Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03         Inability to Determine Rates.

(a)           Subject to Section 3.03(b), if:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

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(ii)           the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders and (x) until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with Section 2.02, any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing affected by Section 3.03(a)(i)(A) or Section 3.03(a)(ii)(A) and any Loan Notice that requests a Term SOFR Borrowing affected by Section 3.03(a)(i)(A) or Section 3.03(a)(ii)(A) shall instead be deemed to be a Loan Notice for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or 3.03(a)(ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or 3.03(a)(ii) above. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to the Adjusted Term SOFR, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with Section 2.02, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or 3.03(a)(ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or 3.03(a)(ii) above.

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(b)           (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)           Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(iv)          Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR or Daily Simple SOFR, as the case may be, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable thereto convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Loan shall on and from such day convert to, and shall constitute, a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

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3.04         Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.05         Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower (whether or not such notice may be revoked in accordance herewith, except any Loan Notice that is conditioned on the consummation (or substantially concurrent consummation) of the Acquisition that is revoked as provided in Section 2.02(a)); or

(c)            any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06         Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

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3.07         Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT

4.01         Conditions Precedent to Effectiveness. The occurrence of the Closing Date and the effectiveness of this Agreement are subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following:

(i)             counterparts of this Agreement signed on behalf of the Borrower, each Lender and the Administrative Agent (which, subject to Section 10.10(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page);

(ii)            a customary secretary’s certificate of the Borrower dated the Closing Date and signed by a Responsible Officer of the Borrower, attaching and, where applicable, certifying (A) a copy of the certificate of incorporation of the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State of South Carolina, (B) a copy of the by-laws of the Borrower, (C) a copy of the resolutions of the board of directors of the Borrower approving the Loan Documents and the transactions contemplated thereby, (D) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered by the Borrower hereunder, and (E) a good standing certificate (certificate of existence) for the Borrower from the Secretary of State of South Carolina dated as of a recent date;

(iii)          favorable opinions of Freshfields Bruckhaus Deringer US LLP, counsel to the Borrower, and Haynsworth Sinkler Boyd, P.A., counsel to the Borrower, each dated the Closing Date and addressed to the Administrative Agent and the Lenders, in a form reasonably satisfactory to the Administrative Agent; and

(iv)          a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, certifying that the conditions specified in Sections 4.01(c) and 4.01(d) have been satisfied.

(b)           The Arrangers, the Administrative Agent and the Lenders shall have received all fees and invoiced expenses required to be paid by the Borrower on or prior to the Closing Date under this Agreement, the Administrative Agent Fee Letter and the Arranger Fee Letter (in the case of expenses, to the extent invoiced at least three days prior to the Closing Date).

(c)           The representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (and in all respects to the extent any such representation and warranty is already qualified by materiality or a reference to Material Adverse Effect) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects to the extent any such representation and warranty is already qualified by materiality or a reference to Material Adverse Effect) as of such earlier date.

(d)           No Default shall exist and be continuing as of the Closing Date.

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(e)           The Administrative Agent and the Lenders shall have received (i) at least three Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent reasonably requested at least ten Business Days prior to the Closing Date; and (ii) at least three Business Days prior to the Closing Date, to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(f)            The Administrative Agent shall have received evidence that the Borrower has delivered (or substantially concurrently with the effectiveness of this Agreement will deliver) a notice to the Commitment Parties (as defined in the Bridge Commitment Letter) that the credit facility established under this Agreement constitutes a Qualifying Loan Facility (as defined in the Bridge Commitment Letter) resulting in a mandatory commitment reduction under the Bridge Facility.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

4.02         Conditions Precedent to the Funding Date. The obligation of each Lender to make a Loan hereunder is, after the effectiveness of this Agreement, subject solely to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a)           The Acquisition Agreement, in the form substantially identical to the Form Acquisition Agreement, shall have been executed and delivered by each of the contemplated parties thereto, and the Administrative Agent shall have received a copy of the Acquisition Agreement as so executed and delivered. The Acquisition shall be consummated substantially concurrently with the funding of the Loans on the Funding Date in accordance with the Acquisition Documents, and the Acquisition Documents shall not have been amended or modified, and no condition shall have been waived or consent granted, in any respect that is materially adverse to the Lenders or the Arrangers without the Arrangers’ prior written consent; provided that (i) any increase, when taken together with all prior increases, of up to 10% in the original consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders or the Arrangers and shall not require the consent of the Arrangers, (ii) any decrease, when taken together with all prior decreases, of less than 10% of the original consideration of the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders or the Arrangers and shall not require the consent of the Arrangers so long as any such reduction in the consideration for the Acquisition shall reduce dollar-for-dollar the commitments under the Bridge Facility (and, upon termination of the Bridge Facility, ratably to the Commitments hereunder and the commitments under the July  2024 Term Facility), (iii) increases or decreases, when taken together with all prior increases or decreases, as applicable, of more than 10% in the original consideration for the Acquisition shall be deemed to be materially adverse to the interests of the Lenders and the Arrangers and shall require the consent of the Arrangers, (iv) any adjustment to the consideration for the Acquisition in accordance with the working capital adjustments as set forth in the Form Acquisition Agreement shall not be deemed to be an increase or decrease in the consideration for the Acquisition, (v) any amendment to the definition of “Company Material Adverse Effect”, compared to the definition thereof as defined in the Form Acquisition Agreement, shall be deemed to be materially adverse to the interests of the Lenders and the Arrangers and shall require the consent of the Arrangers and (vi) any amendment, modification, waiver or consent of or under Sections 7.15(a)(ii), 7.15(d)(ix) or 7.15(g) of the Acquisition Agreement, compared to the terms of such Sections in the Form Acquisition Agreement, shall be deemed to be materially adverse to the interests of the Lenders and the Arrangers and shall require the consent of the Arrangers.

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(b)           The Arrangers shall have received (i) GAAP audited consolidated balance sheets and related audited consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower for the three most recent fiscal years ended at least 90 days prior to the Funding Date and (ii) GAAP unaudited consolidated balance sheets and related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Funding Date, provided that the Borrower’s public filing of any required financial statements with the SEC shall constitute delivery of such financial statements to the Arrangers so long as a subsequent Form 8-K, Item 4.02 has not been filed with respect to such financial statements. The Arrangers hereby acknowledge receipt of the financial statements in the foregoing clause (i) for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and in the foregoing clause (ii) for the fiscal quarters ended April 4, 2024 and June 30, 2024; provided that a subsequent Form 8-K, Item 4.02 has not been filed with respect to such financial statements.

(c)           The Administrative Agent shall have received a certificate, dated the Funding Date and signed by a Responsible Officer of the Borrower, certifying that the conditions set forth in Sections 4.02(a) (other than the first sentence thereof), 4.02(f) and 4.02(i) have been satisfied.

(d)           The Administrative Agent shall have received a Loan Notice in accordance with Section 2.02(a).

(e)           The Administrative Agent shall have received a solvency certificate, dated the Funding Date and signed by the chief financial officer of the Borrower, in the form of Exhibit E.

(f)            On the Funding Date, immediately after giving effect to the consummation of the Transactions, (i) the Acquisition Documents Representations shall be true and correct to the extent required by the definition of such term, (ii) the Specified Representations shall be true and correct in all material respects (and in all respects to the extent any such representation and warranty is already qualified by materiality or a reference to Material Adverse Effect) and (iii) there shall not be any continuing Event of Default under Section 8.01(a), 8.01(f) or 8.01(g).

(g)           The Arrangers, the Administrative Agent and the Lenders shall have received all fees and invoiced expenses required to be paid on or prior to the Funding Date under this Agreement, the Administrative Agent Fee Letter and the Arranger Fee Letter (in the case of expenses, to the extent invoiced at least three days prior to the Funding Date).

(h)           The Acquired Group Refinancing shall have been consummated, or shall be consummated substantially concurrently with the funding of the Loans on the Funding Date, and the Administrative Agent shall have received customary release, discharge and termination documentation evidencing the consummation thereof.

(i)             From and after the Put Option Agreement Date (as defined in the Form Acquisition Agreement), there shall not have occurred any Company Material Adverse Effect (as defined in the Form Acquisition Agreement).

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Funding Date, and such notice shall be conclusive and binding on all parties hereto.

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Article V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders, on the Closing Date (other than with respect to Section 5.19) and the Funding Date (after giving effect to the Transactions), that:

5.01            Existence, Qualification and Power; Compliance with Laws.

Each Consolidated Party (a) is a corporation or other entity duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) in the case of the Borrower, execute, deliver and perform its obligations under the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02            Authorization; No Contravention.

The execution, delivery and performance by the Borrower of each Loan Document have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the Borrower is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law, except in each case referred to in clause (b)(i), (b)(ii) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03            Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.

5.04            Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5.05            Financial Statements; No Internal Control Event.

(a)              The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b)              From the date of the Audited Financial Statements through the Closing Date, no Consolidated Party has incurred any material Off-Balance Sheet Liabilities.

(c)              To the best knowledge of the Borrower, (i) no Internal Control Event has occurred since the date of the Audited Financial Statements through the Closing Date and (ii) no Material Adverse Effect exists or has occurred since the date of the Audited Financial Statements.

5.06            Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07            No Default.

No Consolidated Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08            Ownership of Property.

Each Consolidated Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09            Environmental Compliance.

The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10            Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

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5.11            Taxes.

The Consolidated Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable that, collectively or individually, if not paid, could result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) there has been set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Audited Financial Statements, there is no proposed tax assessment against any Consolidated Party that would, if made, have a Material Adverse Effect. The Borrower is not party to any tax sharing agreement with a Person that is not a Subsidiary.

5.12            ERISA Compliance.

(a)              Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)              There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)              (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan; except in each case referred to above, to the extent that such occurrence could not reasonably be expected to have a Material Adverse Effect.

(d)              Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than Pension Plans not otherwise prohibited by this Agreement.

(e)              The Borrower represents and warrants that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.

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5.13            Margin Regulations; Investment Company Act.

(a)              The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)              The Borrower is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14            Disclosure.

As of the Closing Date, the Borrower has disclosed to the Administrative Agent and the Lenders all matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15            Compliance with Laws.

Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16            Intellectual Property; Licenses, Etc.

Each Consolidated Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for those rights, the loss of which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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5.17            OFAC; Anti-Corruption Laws.

Neither the Borrower, nor any of its Subsidiaries, nor any of their respective officers or employees, nor, to the knowledge of the Borrower or its Subsidiaries, any director, agent, Affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions or in material violation of any Laws related to anti-corruption, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction. No Loan, and no proceeds from any Loan, has been used directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business of any Person that is the subject of any Sanctions or in violation of Laws related to anti-corruption, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or the Administrative Agent) of Sanctions or Laws related to anti-corruption. The Borrower and its Subsidiaries have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption Laws, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions and anti-corruption Laws in all material respects. The Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, their respective directors, are in compliance in all material respects with the PATRIOT Act.

5.18            Affected Financial Institutions.

The Borrower is not an Affected Financial Institution.

5.19            Solvency.

As of the Funding Date, immediately after giving effect to the consummation of the Transactions, on and as of such date (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated and going concern basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Funding Date.

Article VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent obligations as to which no claim has been made on the Borrower) hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01            Financial Statements.

Deliver to the Administrative Agent, which in turn will make them available to the Lenders:

(a)              as soon as available, but in any event within the earlier of (i) the 90th day after the end of each fiscal year of the Borrower and (ii) the day that is three (3) Business Days after the date the Borrower’s annual report on Form 10-K is required to be filed with the SEC (commencing with such annual report for the fiscal year ending December 31, 2024), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (A) a report and opinion of PricewaterhouseCoopers LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception, assumption or explanatory language except required disclosure of critical auditing matters pursuant to PCAOB Auditing Standards or any qualification, exception, assumption or explanatory language as to the scope of such audit or with respect to the absence of any material misstatement and (B) an opinion of such Registered Public Accounting Firm independently assessing the Borrower’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of the Sarbanes-Oxley Act of 2002 expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses that have been (x) disclosed to the Lenders and (y) remedied or otherwise diligently addressed (or is in the process of being diligently addressed) by the Borrower in accordance with recommendations made by the Borrower’s auditors in consultation with the Borrower; and

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(b)              as soon as available, but in any event within the earlier of (i) the 45th day after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) the day that is three (3) Business Days after the date the Borrower’s quarterly report on Form 10-Q is required to be filed with the SEC (commencing with such quarterly report for the fiscal quarter ending September 30, 2024), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter (other than with respect to consolidated statements of cash flows) and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial position, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02            Certificates; Other Information.

Deliver to the Administrative Agent, which in turn will make them available to the Lenders:

(a)              concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Registered Public Accounting Firm stating that in making the examination necessary for its audit opinion thereon no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b)              concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c)              promptly after any written request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

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(d)              promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)              promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(f)              promptly following any request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(d) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at https://investor.sonoco.com/; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which the Borrower publicly files such documents with the SEC at www.sec.gov. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or obtaining or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

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6.03            Notices.

Promptly notify the Administrative Agent, which in turn will notify the Lenders:

(a)              of the occurrence of any Default;

(b)              of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) the occurrence of any ERISA Event; and

(c)              of any announcement by S&P, Moody’s or Fitch of any change or possible change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04            Payment of Obligations.

Pay its obligations, including tax liabilities, that, collectively or individually, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) there has been set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05            Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06            Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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6.07            Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

6.08            Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09            Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10            Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent or the Required Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11            Use of Proceeds.

Use the proceeds of the Loans solely (a) to pay a portion of the consideration payable pursuant to the Acquisition Documents, (b) to finance the Acquired Group Refinancing and (c) to pay the fees and expenses incurred by the Borrower and its Subsidiaries in connection with the Transactions.

6.12            Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (except in such instances in which the failure to comply therewith (a) is not systemic, (b) does not involve senior management of the Borrower and (c) would not be reasonably expected to have a Material Adverse Effect), and maintain policies and procedures designed to promote and achieve compliance with such Laws.

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Article VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than contingent obligations as to which no claim has been made on the Borrower) hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary (or in the case of Section 7.01 only, any Domestic Subsidiary) to, directly or indirectly:

7.01            Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, however, that the foregoing restriction shall not apply to:

(a)              Liens on any assets of the Borrower or any Subsidiaries existing on the Closing Date and set forth on Schedule 7.01;

(b)              Liens on any assets of any Person existing at the time such Person becomes a Domestic Subsidiary (and not incurred in contemplation thereof);

(c)              Liens on any assets existing at the time of acquisition of such assets by the Borrower or a Domestic Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Borrower or a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by the Borrower or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any assets theretofore owned by the Borrower or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

(d)              Liens on any assets to secure Indebtedness of a Subsidiary to the Borrower or to any wholly owned Domestic Subsidiary;

(e)              Liens on any assets of a Person existing at the time such Person is merged into or consolidated with the Borrower or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a Person or firm as an entirety or substantially as an entirety by the Borrower or a Domestic Subsidiary (and not incurred in contemplation thereof);

(f)               Liens on any assets of the Borrower or a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)              any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a), (b), (c), (e) or (f); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on real property);

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(h)              easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Borrower or its Domestic Subsidiaries;

(i)               Liens on cash deposits in connection with notional pooling arrangements of the Borrower in an amount not to exceed the amount of Indebtedness incurred by the Borrower pursuant to such notional pooling arrangements;

(j)               CoBank’s statutory Lien on the CoBank Equities, which Lien secures obligations of the Borrower to CoBank under the 2023 Term Loan Credit Agreement in an amount not to exceed $70,000,000; and

(k)              Liens not permitted by clauses (a) through (j) above if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate amount of all Indebtedness of the Borrower and its Domestic Subsidiaries secured by all such Liens not so permitted by clauses (a) through (j) above does not exceed 10% of Total Assets.

7.02            Indebtedness.

As to the Subsidiaries only, create, incur, assume or suffer to exist any Indebtedness, except:

(a)              Indebtedness of the Subsidiaries existing as of the Closing Date as referenced in the financial statements referred to in Section 5.05 and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(b)              Indebtedness of the Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) the total amount of all such Indebtedness shall not exceed $100,000,000 at any time outstanding;

(c)              unsecured intercompany Indebtedness among the Borrower and its Subsidiaries;

(d)              Indebtedness and obligations owing under any Swap Contracts; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)              Indebtedness and obligations of the Subsidiaries owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit) generally;

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(f)              Indebtedness of the Subsidiaries incurred in connection with acquisitions (including Indebtedness of Subsidiaries incurred or assumed in connection with joint ventures); provided that (i) such Indebtedness when incurred shall not exceed the purchase price for such acquisition (or the total capital (equity and debt) of a joint venture) and (ii) if the aggregate amount of any such Indebtedness (whether anticipated to be funded at one time or over a series of fundings) exceeds $200,000,000, then (A) the Borrower shall give the Administrative Agent prior written notice of such Indebtedness and (B) prior to the incurrence of any such Indebtedness the Borrower shall have provided to the Administrative Agent such evidence as the Administrative Agent may reasonably request demonstrating pro forma covenant compliance and the maintenance of an investment grade Debt Rating from S&P and Moody’s (defined for purposes hereof as BBB- or better by S&P and Baa3 or better by Moody’s);

(g)              other non-acquisition-related Indebtedness of the Subsidiaries which does not exceed 5% of Total Assets in the aggregate at any time outstanding; and

(h)              to the extent constituting Indebtedness, obligations of the Subsidiaries related to any arrangement, directly or indirectly, with any Person whereby such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, so long as the aggregate amount of such obligations does not exceed $100,000,000 at any time outstanding.

7.03            Fundamental Changes.

As to the Borrower only, merge, dissolve, liquidate or consolidate with or into another Person. As to the Borrower and its Subsidiaries, collectively, dispose of (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of their assets (whether now owned or hereafter acquired) to or in favor of another Person or Persons (including, in each case, pursuant to a Division).

7.04            [Reserved].

7.05            Transactions with Affiliates.

Except (a) as otherwise specifically permitted in this Agreement, (b) in regards to intercompany transactions among Subsidiaries and (c) in regards to intercompany transactions between the Borrower and any Subsidiary (to the extent, in the case of this clause (c), the Borrower is advantaged), enter into any transactions or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s length transaction with a Person other than an officer, director, shareholder or Affiliate.

7.06            Use of Proceeds.

Use the proceeds of the borrowing of Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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7.07            Minimum Book Net Worth.

Permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 2024), Book Net Worth to be less than 80% of Book Net Worth as of March 31, 2024; provided, however, that (i) such minimum amount shall be increased by an amount equal to 25% of the Borrower’s and its Subsidiaries’ consolidated net income (excluding non-cash settlement expenses and other non-cash charges related to the Borrower’s U.S. Pension Plan termination process (net of related tax benefits or charges)) for the fiscal quarter ended June 30, 2024 (computed on a consolidated basis in accordance with GAAP and with no deduction for a net loss in such fiscal quarter); (ii) such minimum amount shall be increased at the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2024) by an amount equal to 25% of the Borrower’s and its Subsidiaries’ consolidated net income (excluding non-cash settlement expenses and other non-cash charges related to the Borrower’s U.S. Pension Plan termination process (net of related tax benefits or charges)) for the fiscal quarter then ended (computed on a consolidated basis in accordance with GAAP and with no deduction for a net loss in any such fiscal quarter), such increases to be cumulative; and (iii) such minimum amount shall be decreased Dollar for Dollar by the aggregate cumulative amount of all payments made by the Borrower on and after May 3, 2024 for the redemption, retirement or other repurchase of any shares of the capital stock of the Borrower so long as the Debt Rating is BBB or higher by S&P or Baa2 or higher by Moody’s at the time of such payments. With respect to clause (iii) of the proviso in the immediately preceding sentence, if, as a result of the payments made by the Borrower for such redemption, retirement or other repurchase of any shares of the capital stock of the Borrower, the Debt Rating is lowered by either S&P or Moody’s below the applicable level set forth in the preceding sentence within forty-five (45) days of the last of such payments, then any reduction in the minimum Book Net Worth amount previously made pursuant to clause (iii) of this Section 7.07 in connection with such payments shall be reversed.

7.08            Minimum Consolidated Interest Coverage Ratio.

Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending on or about September 30, 2024) to be less than 3.25 to 1.00.

7.09            Sanctions; Anti-Corruption Laws.

Use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, directly or indirectly, (a) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding is the subject of any Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, an Arranger, the Administrative Agent or otherwise) of Sanctions, (b) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar Laws in other jurisdictions or (c) in violation of any anti-money laundering rules and regulations.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01            Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)            Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within three days after the same becomes due, any interest on any Loan or any fee due hereunder or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

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(b)              Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05 (solely as to the preservation of legal existence of the Borrower), 6.11, 7.02, 7.07, 7.08 or 7.09; or

(c)              Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof being received from the Administrative Agent or any Lender; or

(d)              Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)              Payment Cross-Default. The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, and such failure shall continue for more than the period of grace, if any, applicable thereto and shall not have been waived; provided, however, that the occurrence of any of the foregoing events with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could reasonably be expected to have a Material Adverse Effect; or

(f)               Insolvency Proceedings, Etc. The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided, however, that the occurrence of any of the foregoing events with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could reasonably be expected to have a Material Adverse Effect; or

(g)              Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; provided, however, that the occurrence of any of the foregoing events with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could reasonably be expected to have a Material Adverse Effect; or

(h)              Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; provided, however, that the occurrence of any of the foregoing events with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could reasonably be expected to have a Material Adverse Effect; or

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(i)                ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)               Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person acting by or on behalf of the Borrower contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)              Change of Control. There occurs any Change of Control.

8.02            Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders, take any or all of the following actions:

(a)              declare the Commitment of each Lender to be terminated, whereupon the Commitments shall be terminated;

(b)              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)              exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Commitment of each Lender shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

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Notwithstanding the foregoing, during the period from and including the Closing Date to and including the earlier of the termination of the Commitments or the funding of the Loans on the Funding Date, and notwithstanding (a) any failure by the Borrower or any of its Subsidiaries to comply with any of the covenants set forth in Article VI or Article VII, (b) the occurrence of any Event of Default (other than any Event of Default under Section 8.01(a), 8.01(f) or 8.01(g)) or (c) subject to the parenthetical in clause (b) above, any provision to the contrary in this Agreement, neither the Administrative Agent nor any Lender shall be entitled to (other than in the case of any Event of Default under Section 8.01(a), 8.01(f) or 8.01(g)) (i) rescind, terminate or cancel the Commitments pursuant to this Section 8.02, or exercise any right or remedy under this Agreement, to the extent to do so would prevent, limit or delay the making of the Loans, (ii) refuse to participate in making its Loans or (iii) exercise any right of set-off (including pursuant to Section 10.07) or counterclaim in respect of its Loans to the extent to do so would prevent, limit or delay the making of its Loans; provided that, for the avoidance of doubt, (A) the making of Loans shall be subject to the satisfaction (or waiver in accordance with Section 10.01) of the conditions set forth in Section 4.02 and (B) the Commitments shall be reduced as provided in Section 2.06. For the avoidance of doubt, (x) the rights and remedies of the Lenders, the Arrangers and the Administrative Agent with respect to any condition set forth in Section 4.02 shall not be limited in the event that any such condition is not satisfied (or waived in accordance with Section 10.01) on the Funding Date, (y) immediately after the funding of the Loans on the Funding Date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders hereunder shall be available and may be exercised by them notwithstanding that such rights, remedies or entitlements were not available prior to such time under this paragraph and (z) nothing in this paragraph shall affect the rights, remedies or entitlements (or the ability to exercise the same) of the Administrative Agent or the Lenders with respect to any Event of Default under Section 8.01(a), 8.01(f) or 8.01(g).

8.03            Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations, subject to the provisions of Section 2.16, shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

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Article IX
ADMINISTRATIVE AGENT

9.01            Appointment and Authority.

Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02            Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03            Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)              shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)              shall not, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates that is communicated to, obtained or in the possession of the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

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(d)              shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith, to be necessary, under the circumstances as provided in the Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by final and non-appealable judgment;

(e)              shall be deemed not to have knowledge of any Default unless and until notice describing such Default (and stating that it is a “notice of default”) is given in writing to the Administrative Agent by the Borrower or a Lender;

(f)              shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower and its Subsidiaries. Without limiting the generality of the foregoing, (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing, and each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and (ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

The Administrative Agent (i) may treat the payee of any Note as its holder until such promissory note has been assigned in accordance with Section 10.06 and (ii) may rely on the Register to the extent set forth in Section 10.06(c). Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any Liability arising from, or be responsible for any loss, cost or expense suffered by any Person on account of, any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

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9.04            Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05            Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06            Resignation of Administrative Agent.

(a)              The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)              If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)              With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any expense reimbursement, indemnity payments or other amounts owed to the retiring or removed Administrative Agent for its own account, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to expense reimbursement, indemnity payments or other amounts owed to the retiring or removed Administrative Agent for its own account), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07            Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders.

Each Lender expressly acknowledges that none of the Administrative Agent or any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities Laws. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, by becoming a party to this Agreement, including by delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

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9.08            No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent or the Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and its rights in respect of expense reimbursement, indemnities and limitation of liability provided for hereunder.

9.09            Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)              to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10            Certain ERISA Matters.

(a)              Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)              In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (A) represents and warrants, as of the date such Person became a Lender party hereto, to, and (B) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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9.11            Recovery of Erroneous Payments. (a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.11 shall be conclusive, absent manifest error.

(b)              Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)              The Borrower hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower.

(d)              Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

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9.12            Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)              Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)              THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)              Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)              Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)              Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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Article X
MISCELLANEOUS

10.01          Amendments, Etc.

Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)              extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) (including any extension as a result of any amendment or waiver of the definition of the term “Commitment Termination Date”) without the written consent of such Lender;

(b)              postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby;

(c)              reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)              change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby or change Section 8.03, in each case, without the written consent of each Lender; and

(e)              change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) each of the Administrative Agent Fee Letter and the Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (z) Section 2.13 and Section 8.03 may not be changed in a manner that would alter the pro rata sharing of payments required thereby, in each case without the consent of such Lender.

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Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.02          Notices; Effectiveness; Electronic Communication.

(a)              Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, to the address, e-mail address or telephone number specified for the Borrower on Schedule 10.02;

(ii)           if to the Administrative Agent from the Borrower, to JPMorgan Chase Bank, N.A., at the address, e-mail address or telephone number separately provided by the Administrative Agent to the Borrower;

(iii)          if to the Administrative Agent from any Lender, to the address, e-mail address or telephone number specified for the Administrative Agent on Schedule 10.02; and

(iv)          if to any Lender, to the address, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower or its securities).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)              Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished, in addition to e-mail, by other electronic communication (including by using Approved Electronic Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent or the Borrower may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)              Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d)              Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices,) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Arranger, the Syndication Agent, each Co-Documentation Agent, each Lender and each Related Party of each of them from all Liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03          No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Consolidated Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04          Expenses; Indemnity; Limitation of liability.

(a)              Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)              Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party (including the Seller or the Acquired Company) or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Loan Document or Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party (including the Seller or the Acquired Company) or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (A) to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (B) with respect to a dispute among two or more Indemnitees which does not arise as a result of the action or inaction of the Borrower (other than any claim against the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent or any other titled person in its capacity as, or in fulfilling its role as, such). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)              Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(c).

(d)              Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e)              Limitation of Liability. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Lender-Related Person shall be liable for any Liabilities, on any theory of liability, arising from the use by others of any information or other materials (including personal data) distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than, in the case of any Lender-Related Person, for direct or actual damages resulting from the gross negligence or willful misconduct of such Lender-Related Person as determined by a final and nonappealable judgment of a court of competent jurisdiction. Nothing contained in this Section 10.04(e) shall be deemed to restrict the Borrower’s right to pursue any and all legal remedies available to the Borrower for breach of any representation, covenant, warranty or other agreement set forth in any Loan Document.

(f)               Survival. The agreements in this Section and the indemnity provisions of Section 10.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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10.05          Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06          Successors and Assigns.

(a)              Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Related Parties of each of the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)              Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments or the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, solely after the Funding Date so long as no Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitment assigned.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) solely after the Funding Date, an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is to a lender under any Existing Credit Agreement (other than any “Defaulting Lender” (or any term of similar import) under such Existing Credit Agreement as of the date of such assignment); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of its Subsidiaries or other Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

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(vi)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices located in the United States records of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of its Subsidiaries or other Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(g)           Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitments of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (A) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (unless waived by the Administrative Agent), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)           Voting Participants. Notwithstanding anything in this Section 10.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender (a “Voting Participation Seller”) on or after the Closing Date, (ii) is consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) and (iii) is designated by the Voting Participation Seller, by delivery to the Administrative Agent of a notice substantially the form of Exhibit I (a “Voting Participant Notification”), as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”), shall be entitled to vote (and the voting rights of the Voting Participation Seller shall be correspondingly reduced), on a Dollar for Dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the Voting Participation Seller; provided, however, no Voting Participant shall have any voting rights under this Section 10.06 if the applicable Voting Participation Seller is no longer a Lender under this Agreement or is a Defaulting Lender. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, (B) state the dollar amount of the participation purchased (and corresponding applicable percentage of the Aggregate Commitments or Loans outstanding hereunder, as applicable) and (C) include such other information as may be reasonably required by the Administrative Agent. The Voting Participation Seller shall notify the Administrative Agent and the Borrower of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 10.06 or delivered in connection with any Voting Participant Notification. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this Section 10.06(h) and, unless and until notified thereof in writing by the Voting Participation Seller and acknowledged by the Administrative Agent (such acknowledgment not to be unreasonably withheld or delayed), may assume that there have been no changes in the identity of Voting Participants, the Dollar amount of participations (and corresponding applicable percentage of the Aggregate Commitments or Loans outstanding hereunder, as applicable), or any other information furnished to the Borrower or the Administrative Agent pursuant to this Section 10.06(h). Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into or monitor, as to whether any Voting Participation Seller or Voting Participant is a Farm Credit Lender. The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant (except to the extent of a sale of a participation otherwise in compliance with the terms of this Section 10.06(h)).

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10.07       Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, or any of their respective securities, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

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10.08        Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or their respective Affiliates shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09       Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10       Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter or any fee letter entered into in connection with the credit facility established hereby that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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10.11       Survival.

All covenants, agreements, representations and warranties made by the Borrower hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation (other than contingent obligations for which no claim or demand has been made) is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 3.01, 3.04, 3.05, 10.02(d) and 10.04, this Section 10.11 and Article IX (and any other provision hereof that by the terms thereof is expressed so to survive) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement or any provision hereof.

10.12       Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13       Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

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(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (i) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

10.14       Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A “COMPANY MATERIAL ADVERSE EFFECT” HAS OCCURRED OR WOULD BE REASONABLY EXPECTED TO OCCUR), (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION DOCUMENTS REPRESENTATIONS AND WHETHER AS A RESULT OF ANY BREACH OF ANY ACQUISITION DOCUMENTS REPRESENTATION THE BORROWER OR ANY OF ITS AFFILIATES HAS THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO DECLINE TO CONSUMMATE THE ACQUISITION OR TO TERMINATE ITS OBLIGATIONS UNDER THE ACQUISITION DOCUMENTS AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION DOCUMENTS SHALL, IN EACH CASE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

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(b)           SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15       Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.16       USA PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

10.17        No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person and (ii) neither the Administrative Agent nor any Lender or Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Arranger has any obligation to disclose such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender or Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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10.18       Counterparts; Electronic Execution; Electronic Records.

This Agreement and each other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged Electronic Record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such Electronic Records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.19        Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.20       Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SONOCO PRODUCTS COMPANY,

by

/s/ W. Patrick Youngblood
Name: W. Patrick Youngblood
Title: Vice President, Global Treasurer

[Signature Page to Sonoco Products Company 364-Day Term Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and as the Administrative Agent

by

/s/ Will Price
Name: Will Price
Title: Executive Director

[Signature Page to Sonoco Products Company 364-Day Term Credit Agreement]

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: Morgan stanley bank, n.a.
by

/s/ Mrinalini MacDonough
Name: Mrinalini MacDonough
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Goldman Sachs Bank USA,

by

/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

royal bank of canada

by

/s/ Sean Hakimi
Name: Sean Hakimi
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: bank of america, n.a.
by

/s/ Erron Powers
Name: Erron Powers
Title: Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

by

/s/ Andrew Payne
Name: Andrew Payne
Title: Managing Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: td bank n.a.

by

/s/ M. Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: U.s. bank national association
by

/s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Senior Vice President

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a lender by
/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

by
/s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: BNP PARIBAS

by

/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

by

/s/ Michael Lefkowitz
Name: Michael Lefkowitz
Title: Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
by

/s/ Daniel Altieri
Name: Daniel Altieri
Title: Director

by

/s/ Paul Arens
Name: Paul Arens
Title: Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH
by

/s/ Michael Lahaie
Name: Michael Lahaie
Title: Managing Director

by

/s/ Vinicius S. Araujo
Name: Vinicius Araujo
Title: Vice President

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
by

/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President

by

/s/ Alison Lugo
Name: Alison Lugo
Title: Vice President

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

MUFG BANK, LTD.:

by

/s/ Wolfgang Arbaczewski
Name: Wolfgang Arbaczewski
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: truist bank

by

/s/ Jason Hembree
Name: Jason Hembree
Title: Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: ING BANK N.v., dublin branch
by

/s/ Robert O’Donoghue
Name: Robert O’Donoghue
Title: Managing Director

by

/s/ Sean Hassett
Name: Sean Hassett
Title: Director

LENDER SIGNATURE PAGE TO SONOCO PRODUCTS COMPANY 364-DAY TERM CREDIT AGREEMENT

Name of Lender: regions bank

by

/s/ Sankar R. Nair
Name: Sankar R. Nair
Title: Vice President